As filed with the Securities and Exchange Commission on July 17, 2023.
Registration No. 333-273117

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Haymaker Acquisition Corp. 4
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-2213850 (I.R.S. Employer Identification Number)
501 Madison Avenue, Floor 5
New York, NY 10022
(212) 616-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew R. Heyer
Chief Executive Officer
Haymaker Acquisition Corp. 4
501 Madison Avenue, Floor 5
New York, NY 10022
(212) 616-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Bradley Kruger Ogier (Cayman) LLP 89 Nexus Way, Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-9876	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Haymaker Acquisition Corp. 4 is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-273117) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   The following exhibits are being filed herewith:
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.***
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.***
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.***
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.***
5.1	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.***
5.2	Opinion of Ellenoff Grossman & Schole LLP.***
10.1	Form of Letter Agreement among the Registrant, Haymaker Sponsor IV LLC and each of the executive officers and directors of the Registrant.***
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.***
10.3	Form of Registration Rights Agreement among the Registrant, Haymaker Sponsor IV LLC and the Holders signatory thereto.***
10.4	Form of Unit Subscription Agreement between the Registrant and Haymaker Sponsor IV LLC.***
10.5	Form of Indemnity Agreement.***
10.6	Promissory Note issued to Haymaker Sponsor IV LLC.**
10.7	Securities Subscription Agreement between the Registrant and Haymaker Sponsor IV LLC.**
10.8	Form of Administrative Services Agreement between the Registrant and Haymaker Sponsor IV LLC.**
10.9	Form of Advisory Services Agreement between the Registrant and Forest Crest Holdings, LLC.***
14	Form of Code of Business Conduct and Ethics.**
23.1	Consent of Marcum LLP.**
23.2	Consent of Ogier (Cayman) LLP (included on Exhibit 5.1).***
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2).***
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**
99.1	Form of Audit Committee Charter.**
99.2	Form of Compensation Committee Charter.**
99.3	Form of Nominating and Corporate Governance Committee Charter.**
99.4	Consent of Roger Meltzer, Esq.**
99.5	Consent of Walter F. McLallen.**
99.6	Consent of Brian Shimko.**
107	Filing Fee Table.**

**
Previously filed.

***
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 17th day of July, 2023.
Haymaker Acquisition Corp. 4
By:
/s/ Andrew R. Heyer

Andrew R. Heyer
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Andrew R. Heyer Andrew R. Heyer	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	July 17, 2023
/s/ Steven J. Heyer Steven J. Heyer	President and Director	July 17, 2023
/s/ Christopher Bradley Christopher Bradley	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2023

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Haymaker Acquisition Corp. 4, in New York, New York, on the 17th day of July, 2023.
By:
/s/ Andrew R.Heyer

Name:
Andrew R. Heyer

Title:
Chief Executive Officer and Executive Chairman